Exhibit 99


                                 FOOTSTAR, INC.

Investor Contact: Carlos Alberini               Media Contact: Wendi Kopsick
                  Sr. Vice President & CFO                     Jim Fingeroth
                  Footstar, Inc.                               Kekst and Company
                  (201) 934-2206                               (212) 593-2655

                                                           For Immediate Release


                      FOOTSTAR ANNOUNCES CHANGE IN YEAR END

MAHWAH, NEW JERSEY, December 9, 1996--Footstar, Inc. (NYSE: FTS) today announced that its Board of Directors has approved a change in the 1996 year-end to December 28 from December 31. From this year forward, the fiscal year will close on the Saturday closest to the end of December rather than at calendar year-end.

As of November 30, 1996, Footstar operated 467 Footaction stores, which sell branded athletic footwear and apparel, and 2,554 Meldisco leased footwear departments.

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